Exhibit 5.1

Writer’s Direct Dial: +1 212 225 2190 E-Mail: mvolkovitsch@cgsh.com

December 15, 2015

Credit Suisse Group Funding (Guernsey) Limited
Helvetia Court, South Esplanade
St. Peter Port, Guernsey, GY1 3WF

Credit Suisse Group AG
Paradeplatz 8
CH 8001 Zurich, Switzerland

Ladies and Gentlemen:

We have acted as special United States counsel to Credit Suisse Group Funding (Guernsey) Limited, a Guernsey incorporated non-cellular company limited by shares (the “Company”) and Credit Suisse Group AG, a corporation organized under the laws of Switzerland (the “Guarantor”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”), of an amended registration statement on Form F-4 (such amended registration statement being hereinafter referred to as the “Amended Registration Statement”) in connection with the proposed offers to exchange (the “Exchange Offers”) up to $1,500,000,000 aggregate principal amount of 2.750% Senior Notes due 2020 (the “2020 Exchange Securities”), $2,500,000,000 aggregate principal amount of 3.750% Senior Notes due 2025 (the “2025 Exchange Securities”), $2,000,000,000 aggregate principal amount of 4.875% Senior Notes due 2045 (the “2045 Exchange Securities”) and $2,000,000,000 aggregate principal amount of 3.800% Senior Notes due 2022 (the “2022 Exchange Securities” and, together with the 2020 Exchange Securities, the 2025 Exchange Securities and the 2045 Exchange Securities, the “Exchange Securities”), issued by the Company and the Guarantor as a co-issuer, solely for purposes of the U.S. federal securities laws, and registered under the Securities Act for an equal principal amount of the Company’s outstanding 2.750% Senior Notes due 2020 (the “2020 Old Securities”), 3.750% Senior Notes due 2025 (the “2025 Old Securities”), the 4.875% Senior Notes due 2045 (the “2045 Old Securities”) and the 3.800% Senior Notes due 2022 (the “2022 Old Securities” and, together with the 2020 Old Securities, the 2025 Old Securities and the 2045

Old Securities, the “Old Securities”).  The Exchange Securities will be issued under senior indentures among the Company, the Guarantor and U.S. Bank National Association, as trustee (the “Trustee”), dated as of March 26, 2015, in the case of the 2020 Exchange Securities (the “2020 Indenture”), March 26, 2015 in the case of the 2025 Exchange Securities (the “2025 Indenture”), May 21, 2015, in the case of the 2045 Exchange Securities (the “2045 Indenture”), and September 15, 2015, in the case of the 2022 Exchange Securities (the “2022 Indenture” and, together with the 2020 Indenture, 2025 Indenture and 2045 Indenture, the “Indentures”).

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)                            the Amended Registration Statement and the documents filed as exhibits thereto;

(b)                            executed copies of the Indentures; and

(c)                             the forms of Exchange Securities, which include the guarantees (the “Guarantees”) by the Guarantor.

In addition, we have made such investigations of law as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.  In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.  We have also assumed that, upon exchange and delivery, the Exchange Securities will conform to the forms of Exchange Securities that we have reviewed, will have been duly executed by the Company, authenticated by the Trustee and delivered in accordance with the Indenture, and will have been duly issued and delivered by the Company in exchange for an equal principal amount of Old Securities.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.           The Exchange Securities will be the valid, binding and enforceable obligations of the Company and the Guarantor, entitled to the benefits of the Indenture.

2.           The Guarantees will be the valid, binding and enforceable obligations of the Guarantor.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company or the Guarantor, (a) we have assumed that the Company, the Guarantor and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Exchange Securities, will satisfy, those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to each of the Company and the Guarantor regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities or to banks with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

In rendering the opinions expressed above, we have further assumed that the Exchange Securities, including the Guarantees, will be offered, issued and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Exchange Securities, their respective Indentures and any other agreement governing those Exchange Securities and in the manner contemplated by the Amended Registration Statement.

We express no opinion as to the subject-matter jurisdiction of any United States federal court to adjudicate any action relating to the Exchange Securities where jurisdiction based on diversity of citizenship under 28 U.S.C. §1332 does not exist.

We express no opinion as to the enforceability of Section 11.19 of each of the 2020 Indenture, 2025 Indenture, 2045 Indenture and 2022 Indenture relating to currency indemnity.

We note that the designation, in Section 11.12 of each of the 2020 Indenture, 2025 Indenture, 2045 Indenture and 2022 Indenture, of the U.S. federal courts sitting in New York City as the venue for actions or proceedings relating to each Indenture is (notwithstanding the waiver in Section 11.12 of each Indenture) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

In rendering the opinions expressed above, we note that any waiver or modification of any of the “core terms” of the Exchange Securities (as that term may be judicially interpreted from time to time) pursuant to Sections 10.01 and 10.02 of each of the 2020 Indenture, 2025 Indenture, 2045 Indenture and 2022 Indenture, enforcement of which is sought against a non-consenting holder of the Exchange Securities, may be considered by a court to be a violation of Section 316(b) of the Trust Indenture Act, and thus be unenforceable, in circumstances where such waiver or modification would be deemed by the court to effect an involuntary debt restructuring outside bankruptcy.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

We hereby consent to the use of our name in the prospectus constituting a part of the Amended Registration Statement under the caption “Legal Matters” as counsel for the Company and the Guarantor that has passed on the validity of the Exchange Securities, and to the filing of this opinion as Exhibit 5.1 to the Amended Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the

Securities Act or the rules and regulations of the Commission thereunder.  The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ Michael J. Volkovitsch
Michael J. Volkovitsch, a Partner